Exhibit 99.(b)

BY-LAWS

OF

FIRST EAGLE COMPLETION FUND TRUST

A Delaware Statutory Trust

INTRODUCTION

A. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of First Eagle Funds, a Delaware statutory trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE I

Offices

Section 1. Principal Office. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2. Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 3. Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings. Meetings of Shareholders shall be held at any place designated by the Trustees, or as determined by the Trustees in their sole discretion, held by conference telephone or similar communication equipment, so long as all Shareholders participating in the meeting can hear one another, and all such Shareholders shall be deemed to be present in person at such meeting. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust.

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Section 2. Call of Meetings. Meetings of the Shareholders may be called at any time by the Trustees or by the President for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable. To the extent required by the 1940 Act, meetings of the Shareholders for the purpose of voting on the removal of any Trustee shall be called promptly by the Trustees upon the written request of Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote.

Section 3. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Agreement and Declaration of Trust of the Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposal.

Section 4. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Shareholder at the address appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to the Shareholder by first-class mail or telegraphic or other written communication to the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.

If any notice addressed to a Shareholder at the address appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if available to the Shareholder on written demand of the Shareholder to the Trust.

An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

Section 5. Adjourned Meeting; Notice. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Shares represented at that meeting, either in person or by proxy.

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When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting in which case the Trustees shall set a new record date. If notice of any such adjourned meeting is required, notice shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 6. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust of the Trust, as in effect at such time. The Shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than elections of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Section 7. Waiver of Notice by Consent of Absent Shareholders. The actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present, either in person or by proxy, and if either before or after the meeting, a majority of the persons entitled to vote were present in person or by proxy or signed a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 8. Shareholder Action by Written Consent Without a Meeting. Except as provided in the Declaration of Trust or the 1940 Act, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by Shareholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shareholders entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of votes required to authorize the proposed action have been filed with the Secretary.

If the consents of all Shareholders entitled to vote have not been solicited in writing and if

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the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II.

Section 9. Record Date for Shareholder Notice, Voting and Giving Consents.

(a) For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.

If the Trustees do not so fix a record date or close the register or transfer books of the affected Series (or Classes), the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Trustees has been taken, shall be such date as determined for that purpose by the Trustees, or if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution. Nothing in this Section 9 of Article II shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

(c) Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

Section 10. Proxies. Subject to the provisions of the Declaration of Trust, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact or other authorized agent. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked before the vote pursuant to that proxy by a written notice of revocation of the proxy by the person who executed it delivered to the Trust; by a subsequent proxy executed by, or attendance at the meeting and voting in person

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by, the person executing that proxy; by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or by a written notice to the Trust of the death or incapacity of the maker of that proxy. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 11. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any person(s) other than nominees for office to act as inspector(s) of election at the meeting or its adjournment. If no inspector(s) of election are so appointed, the Chair of the meeting may appoint inspector(s) of election at the meeting. If any person appointed as an inspector fails to appear or fails or refuses to act, the Chair of the meeting may appoint a person to fill the vacancy.

The inspector(s) shall:

(a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE III

Trustees

Section 1. Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

Section 2. Number of Trustees. The exact number of Trustees within any limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

Section 3. Vacancies. Vacancies in the authorized number of Trustees may be filled

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as provided in the Declaration of Trust.

Section 4. Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at any place that has been designated in the notice for such meeting or as designated by the Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Except as provided under the 1940 Act, any regular or special meeting may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.

Section 5. Regular Meetings. Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.

Section 6. Special Meetings. Special meetings of the Trustees for any purpose or purposes may be called at any time by the President or any Vice President or the Secretary or any two (2) Trustees.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, by telegram or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means) or overnight courier, it shall be given at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 7. Quorum. A third of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 8. Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or approves the minutes of the meeting. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents or approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

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Section 9. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 10. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article III.

Section 11. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 12. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 12 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 13. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees, except as otherwise expressly provided herein or by resolution of the Trustees. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying the required vote of Trustees.

ARTICLE IV

Committees

Section 1. Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Trustee, shall have the authority of the Trustees, except with respect to:

(a) the approval of any action which under applicable law requires approval by a majority of the entire authorized number of Trustees or certain Trustees;

(b) the filling of vacancies of Trustees;

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(c) the fixing of compensation of the Trustees for services generally or as a member of any committee;

(d) the amendment or termination of the Declaration of Trust or any Series or Class or amendment of the By-Laws or the adoption of new By-Laws;

(e) the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;

(f) a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or

(g) the appointment of any other committees of the Trustees or the members of such new committees.

Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V

Officers

Section 1. Officers. The officers of the Trust shall be a President, a Chief Financial Officer, a Chief Compliance Officer and a Secretary. The Trust may also have, at the discretion of the Trustees, a Chief Operations Officer, one or more Vice Presidents (including Senior, Executive and/or Assistant Vice Presidents), one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person; additionally, any office other than that of the President may be held by more than one person (with the relevant authority and duties of the office divided between or among such persons in a manner consented to by the President). The Board of Trustees of the Trust may also have a Chairperson of the Board (Chair) to be an officer of the Board of Trustees. The Chair, if there be one, shall be a Trustee and may but need not be a Shareholder; and any other officer may but need not be a Trustee or Shareholder.

Section 2. Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Subordinate Officers. The Trustees may appoint and may empower the

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President to appoint and remove such other officers as the business of the Trust may require (including a Chief Operations Officer), each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Trustees at any regular or special meeting of the Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Trustees.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President (or the Chair in his or her absence) may make temporary appointments to a vacant office pending action by the Trustees.

Section 6. Chair. The Chair, if such person is elected, shall, if present, preside at meetings of the Trustees, shall function as the lead Trustee and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or these By-Laws.

Section 7. President. Subject to such powers, if any, as may be given by the Trustees to the Chair, if there be such an officer, the President shall be the chief executive officer of the Trust and shall, subject to the ultimate control of the Trust by the Trustees and the Chair, have general direction and control of the business and the officers of the Trust. He or she shall preside at all meetings of the Shareholders (or, if not present, appoint a delegate to do so), and in the absence of the Chair or if there be none, at all meetings of the Trustees. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Trustees (collectively or by the Chair), the Declaration of Trust or these By-Laws. The Board may appoint Co-Presidents, each of which shall have the power of the President.

Section 8. [Reserved]

Section 9. Chief Compliance Officer. Subject to the ultimate control of the Trust by the Trustees, the Chief Compliance Officer of the Trust shall be responsible for the design, oversight and periodic review of the Trust’s procedures for compliance with applicable Federal securities laws. The designation, compensation and removal of the Chief Compliance Officer shall be subject to approval by the Trustees as contemplated by Rule 38a-1 under the Investment Company Act of 1940. The Chief Compliance Officer shall have other powers and perform such other duties as may be prescribed by the Trustees (collectively or by the Chair), the President or

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by these By-Laws.

Section 10. Chief Financial Officer. Subject to the ultimate control of the Trust by the Trustees, the Chief Financial Officer shall be the chief financial and accounting officer of the Trust, shall oversee all aspects of the Trust’s financial controls and accounting function and also shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series and Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series and Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee. The Chief Financial Officer also shall have responsibility to assure the proper implementation of financial controls and full compliance with all financial control and reporting requirements of the Sarbanes-Oxley Act of 2002 and shall be responsible for planning and directing ledger accounts, financial statements and accounting and cost control systems and shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and/or the Trustees, whenever each may request it, an account of the Trust’s financial condition or of its ledger and deposits. He or she shall have the general powers and duties of management usually vested in the office of the chief financial officer of a corporation (and as such shall fulfill the function of “principal financial officer” under the Sarbanes-Oxley Act of 2002) and shall have other powers and perform such other duties as may be prescribed by the Trustees (collectively or by the Chair), the President (or his or her designee) or by these By-Laws.

Section 11. Vice Presidents. The Vice Presidents (which may include Senior, Executive and/or Assistant Vice Presidents) shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Trustees (collectively or by the Chair), the President or by these By-Laws. In the absence or disability of the President, the Chair or the Trustees shall designate one or more of the Vice Presidents to perform all the duties of each such officer and when so acting shall have all powers of and be subject to all the restrictions upon such officer.

Section 12. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings.

The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number and classes of Shares held by each Shareholder.

The Secretary shall give or cause to be given notice of all meeting of the Shareholders required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees (collectively or by the Chair), the President (or his or her designee) or by these By–Laws.

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Section 13. Treasurer. The Treasurer (if such person shall be elected) shall support the Chief Financial Officer in any aspect of the Chief Financial Officer’s duties relating to the Trust’s financial controls and accounting function as the Chief Financial Officer, in consultation with the President, deems desirable or appropriate. When authorized by the Chief Financial Officer, whether pursuant to special or standing instructions, the Treasurer shall disburse the funds of the Trust and maintain appropriate accounts thereof in the Trust’s ledger. The Treasurer also shall have other powers and perform such other duties as may be prescribed by the Trustees (collectively or by the Chair), the President, the Chief Financial Officer or by these By-Laws. If there should not be a Chief Financial Officer, the President may designate the Treasurer to fulfill the function of “principal financial officer” under the Sarbanes-Oxley Act of 2002.

ARTICLE VI

Indemnification of Trustees, Officers,

Employees and Other Agents

Section 1. Agents, Proceedings, Expenses. For the purpose of this Article, “agent” means any person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise: “proceeding” means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and “expenses” includes, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

Section 2. Indemnification. Subject to the exceptions and limitations contained in Section 3 below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

Section 3. Limitations, Settlements. No indemnification shall be provided hereunder to an agent:

(a) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, “disabling conduct”); or

(b) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

(i) by the court or other body before which the proceeding was brought;

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(ii) by at least a majority of those Trustees who are neither Interested Persons (within the meaning of the 1940 Act) of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

Section 4. Insurance, Rights Not Exclusive. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

Section 5. Advance of Expenses. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article VI; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article VI.

Section 6. Fiduciaries of Employee Benefit Plan. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE VII

Records and Reports

Section 1. Maintenance and Inspection of Share Registrar. The Trust shall maintain at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Trustees, a record of its Shareholders, giving the names and

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addresses of all Shareholders and the number and Series (and, as applicable, Class) of Shares held by each Shareholder, and the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Trustees from time to time, the record of the Trust’s Shareholders shall be open to inspection upon the written request of any Shareholder at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a Shareholder.

Section 2. Maintenance and Inspection of By-Laws. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 3. Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the Shareholders and the Trustees and any committee or committees of the Trustees shall be kept at such place or places designated by the Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Minute books shall be open to inspection upon the written request of any Shareholder at reasonable times during usual business hours for a purpose reasonably related to the Shareholder’s interests as a Shareholder. Any such inspection may be made in person or by an agent and shall include the right to copy. Notwithstanding the foregoing, the Trustees shall have the right to keep confidential from Shareholders for such period of time as the Trustees deem reasonable, any information which the Trustees reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Trustees in good faith believe is not in the best interests of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

Section 4. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. Financial Statements. A copy of any financial statements and any income statement of the Trust for each semi-annual period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.

The semi-annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

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ARTICLE VIII

General Matters

Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

Section 2. Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Certificates for Shares. The Trustees may at any time authorize the issuance of Share certificates for any one or more Series or Classes. In that event, each Shareholder of an affected Series or Class shall be entitled upon request to receive a certificate evidencing such Shareholder’s ownership of Shares of the relevant Series or Class (in such form as shall be prescribed from time to time by the Trustees). All certificates shall be signed in the name of the Trust by the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of Shares and the Series of Shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.

Section 4. Lost Certificates. Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and canceled at the same time. The Trustees may, in the event any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. Representation of Shares of Other Entities held by Trust. The President or any Vice President or any other person authorized by the Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all Shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

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Section 6. Fiscal Year. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by the Trustees. The fiscal year of the Trust shall be the taxable year of each Series and Class of the Trust.

Section 7. Seal. The seal of the Trust, if utilized, shall consist of the words “First Eagle Funds –Delaware” in a circle. However, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE IX

Amendments

Section 1. Amendment. Except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be restated, amended, supplemented or repealed by the Trustees without Shareholder vote or approval, provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided in Article VI hereof with respect to any acts or omissions of agents (as defined in Article VI) of the Trust prior to such amendment.

Section 2. Incorporation by Reference into Agreement and Declaration of Trust by the Trust. These By-Laws and any amendments thereto shall be deemed incorporated by reference in the Declaration of Trust.

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